Exhibit 10.06

THIRD AMENDED AND RESTATED UNIT SUBSCRIPTION AGREEMENT

This THIRD AMENDED AND RESTATED UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 1st  day of November, 2012, and amends and restates in its entirety that certain Unit Subscription Agreement, dated as of the 11th day of October, 2011 as amended and restated on January 19, 2012 and July 11, 2012, among Chart Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at c/o Chart Acquisition Group LLC, 75 Rockefeller Center, 14th Floor, New York, New York 10019 and Chart Acquisition Group LLC, a Delaware limited liability company (“Sponsor”), having its principal place of business at 75 Rockefeller Center, 14th Floor, New York, New York 10019.

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 231,250 placement units (the “Units”) of the Company, each Unit comprised of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one warrant (“Warrant”) for a purchase price of $10.00 per Unit.  The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares”.  The shares of Common Stock underlying the Units (excluding the Warrant Shares) are hereinafter referred to as the “Placement Shares”. The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants”.  The Units, Placement Shares, Placement Warrants or Warrant Shares, collectively, are hereinafter referred to as the “Securities”.  Each Placement Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company’s initial public offering of units each comprised of one share Common Stock and one Warrant (the “IPO”) and (ii) 30 days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the consummation of the Business Combination; and

WHEREAS, Sponsor wishes to purchase 231,250 of the Units and the Company wishes to accept such subscription from Sponsor.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Sponsor hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, Sponsor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Sponsor, on the Closing Date (as defined below), the Units for an aggregate purchase price of $2,312,500 (the “Purchase Price”).

1.2. Delivery of the Purchase Price.  Upon execution of this Agreement, the Company is hereby bound to fulfill its obligations hereunder and Sponsor hereby irrevocably commits to deliver either into a trust account at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, or into an escrow account maintained by Ellenoff Grossman & Schole LLP, immediately prior to the Closing Date (as defined below), the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Trustee, in its sole and absolute discretion, one (1) business day prior to the Closing (as defined below).

1.3. Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Ellenoff Grossman & Schole LLP, simultaneously with the closing of the IPO on or before December 31, 2012 (the “Closing Date”).

1.4. Termination.  This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to December 31, 2012.

2. Representations and Warranties of Sponsor

Sponsor represents and warrants to the Company that:

2.1. No Government Recommendation or Approval.  Sponsor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2. Accredited Investor. Sponsor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent.  Sponsor is purchasing the Securities solely for investment purposes, for such Sponsor’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Insider Letter”) to be entered into with respect to the Securities between, among others, Sponsor, Cowen Overseas Investment LP and the Company, as described in the Registration Statement), and not with a view to the distribution thereof and Sponsor has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Insider Letter.  Sponsor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer.  Sponsor acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act.  The Securities have not been registered under the Securities Act and, if in the future Sponsor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Sponsor agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Sponsor may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Sponsor agrees it will not resell the Securities (unless otherwise permitted pursuant to the Insider Letter, as described in the Registration Statement). Sponsor further acknowledges that because the Company is a shell company, Rule 144 may not be available to Sponsor for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i)  Sponsor is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Sponsor is aware that an investment in the Units is highly speculative and subject to substantial risks because, among other things, the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Sponsor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. Independent Investigation.  Sponsor, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Sponsor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as Sponsor has requested. Sponsor confirms that all documents that it has requested have been made available and that Sponsor has been supplied with all of the additional information concerning this investment which Sponsor has requested.

2.7       Organization and Authority.  Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8. Authority. This Agreement has been validly authorized, executed and delivered by Sponsor and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.9. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Sponsor's certificate of formation or operating agreement, (ii) any agreement, indenture or instrument to which Sponsor is a party or (iii) any law, statute, rule or regulation to which Sponsor is subject, or any agreement, order, judgment or decree to which Sponsor is subject.

2.10. No Legal Advice from Company.  Sponsor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Sponsor’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Sponsor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11. Reliance on Representations and Warranties.  Sponsor understands the Units are being offered and sold to Sponsor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Sponsor set forth in this Agreement in order to determine the applicability of such provisions.

2.12. No General Solicitation.  Sponsor is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13. Legend.  Sponsor acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for this Company, is available.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, each Sponsor that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 29,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 2,156,250 shares of Common Stock (of which 281,250 shares are subject to forfeiture as described in the Registration Statement) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement (as defined in Section 9.1), as the case may be, each of the Units, Placement Shares, Placement Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Sponsor will have or receive good title to the Units, Placement Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Warrants or the Warrant Shares in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Units, Placement Shares and Warrants, and when issued, the Warrant Shares, purchased by Sponsor in the name of Sponsor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO AN INSIDER LETTER BETWEEN, AMONG OTHERS, CHART ACQUISITION CORP., CHART ACQUISITION GROUP LLC AND COWEN OVERSEAS INVESTMENT LP AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE INSIDER LETTER.”

4.2. Sponsor’s Compliance. Nothing in this Section 4 shall affect in any way Sponsor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities.  The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with the Insider Letter.

4.4. Registration Rights.  Sponsor will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among other, Sponsor, the Company and Cowen Overseas Investment LP, on or prior to the effective date of the Registration Statement.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, Sponsor hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the trust account with respect to the Securities, whether in connection with (i) the exercise of redemption rights if the Company consummates the Business Combination or (ii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination.  In the event Sponsor purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such shares of Common Stock upon the same terms offered to all other purchasers of Common Stock in the IPO in the event the Company fails to consummate the Business Combination.  In no event will Sponsor have the right to sell any Securities (or exercise any Warrants) prior to the later of: (i) twelve (12) months from the date of the closing of the Company’s IPO and (ii) 30 days following the consummation of the Business Combination.

6. Termination of Placement Warrants.

6.1. Failure to Consummate Business Combination. The Placement Warrants shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate the Business Combination within 21 months from the date of the final prospectus deemed included in the Registration Statement (the “Prospectus”).

6.2. Termination of Rights as Holder. If the Placement Warrants are terminated in accordance with this Section 6.1, then after such time Sponsor (or successor in interest) shall no longer have any rights as a holder of such Placement Warrants, and the Company shall take such action as is appropriate to cancel such Placement Warrants.  Sponsor hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all measures reasonably requested by the Company necessary to effect the foregoing.

7. Rescission Right Waiver and Indemnification.

7.1. Sponsor understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Units. In this regard, if the IPO were deemed to be a general solicitation with respect to the Units, the offer and sale of such Units may not be exempt from registration and, if not, Sponsor may have a right to rescind its purchase of the Units. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Sponsor hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Units. Sponsor acknowledges and agrees this waiver is being made in order to induce the Company to sell the Units to Sponsor. Sponsor agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Units hereunder or relating to the purchase of the Units and the transactions contemplated hereby.

7.2. Sponsor agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Units or any Claim that may arise now or in the future.

7.3. Sponsor acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

7.4. Sponsor agrees that to the extent any waiver of rights under this Section 8 is ineffective as a matter of law, Sponsor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Sponsor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

8. Terms of the Units and Placement Warrant

8.1 The Placement Warrants are substantially identical to the Warrants to be included in the units offered in the IPO as set forth in the Warrant Agreement to be entered into with Continental Stock Transfer and Trust Company on or prior to the Effective Date (the “Warrant Agreement”), except that the Placement Warrants: (i) will be non-redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees), and (ii) are exercisable on a “cashless” basis if held by Subscriber or its permitted transferees, and the shares of Common Stock included therein.

8.2 The Units and their component parts are substantially identical to the units to be offered in the IPO except that the Units and component parts: (i) will be subject to transfer restrictions, except in limited circumstances, until 30 days following the consummation of the Business Combination, and (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to the Registration Rights Agreement to be signed on or before the date of the Prospectus.

9. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment

10.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Sponsor to a person agreeing to be bound by the terms hereof.

10.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices

11.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other.  Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

12. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Survival; Severability

13.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

13.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This subscription is accepted by the Company on the 1st  day of November, 2012.

CHART ACQUISITION CORP.

By:	/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer

Accepted and agreed this
November 1, 2012

CHART ACQUISITION GROUP LLC
a Delaware limited liability company

By THE CHART GROUP L.P., a Delaware limited partnership,
as the managing member of Chart Acquisition Group LLC

By: /s/ Christopher D. Brady
Name: Christopher D. Brady
Title:  Chairman